Exhibit 99.1

TERMINATION AGREEMENT

November 4, 2025

Each of the undersigned is a party to that certain Group Agreement, dated as of September 8, 2025 (the “Group Agreement”), with respect to Denny’s Corporation. In accordance with Section 9 of the Group Agreement, each of the undersigned hereby agrees that the Group Agreement is hereby terminated effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the day and year first above written.

JCP Investment Partnership, LP

By:	JCP Investment Management, LLC Investment Manager

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Managing Member

JCP Investment Partners, LP

By:	JCP Investment Holdings, LLC General Partner

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Sole Member

JCP Investment Holdings, LLC

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Sole Member

JCP Investment Management, LLC

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Managing Member

/s/ James C. Pappas
James C. Pappas

Jumana Capital Investments LLC

By:	/s/ Christopher Martin
	Name:	Christopher Martin
	Title:	Manager

/s/ Christopher Martin
Christopher Martin